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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 19, 2000

                                 WorldCom, Inc.
             (Exact Name of Registrant as Specified in its Charter)

    Georgia                   0-11258                      58-1521612
(State or Other          (Commission File                 (IRS Employer
Jurisdiction of               Number)                Identification Number)
Incorporation)

                            500 Clinton Center Drive
                           Clinton, Mississippi 39056
                     (Address of Principal Executive Office)

       Registrant's telephone number, including area code: (601) 460-5600


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ITEM 5. OTHER EVENTS.

         On May 19, 2000, the Company completed the pricing of a public debt offering of $5.0 billion principal amount of debt securities. The net proceeds, which are anticipated to be paid on May 24, 2000, are expected to be approximately $4.95 billion and will be used to pay down commercial paper. The public debt offering consists of $1.5 billion of Floating Rate Notes Due 2001 (the "Floating Rate Notes"), which will mature on November 26, 2001, $1.0 billion of 7.875% Notes Due 2003 (the "Notes Due 2003"), which will mature on May 15, 2003, $1.25 billion of 8.000% Notes Due 2006 (the "Notes Due 2006"), which will mature on May 15, 2006 and $1.25 billion of 8.250% Notes Due 2010 (the "Notes Due 2010"), which will mature on May 15, 2010 (collectively, with the Floating Rate Notes, the Notes Due 2003, the Notes 2006 and the Notes Due 2010, the "Notes"). The Floating Rate Notes bear interest payable quarterly on February 24, May 24, August 24 and November 24, beginning August 24, 2000. The Notes Due 2003, the Notes Due 2006 and the Notes Due 2010 bear interest payable semiannually in arrears on May 15 and November 15 of each year, commencing on November 15, 2000.

         The Notes Due 2006 and the Notes Due 2010 will be redeemable, as a whole or in part, at the option of the Company, at any time or from time to time, at respective redemption prices equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments (as defined therein) discounted at the Treasury Rate (as defined therein) plus (a) 25 basis points for the Notes Due 2006, and (b) 30 basis points for the Notes Due 2010.

         The Company is required, subject to certain exceptions and limitations set forth in the Notes, to pay such additional amounts (the "Additional Amounts") to the beneficial owner of any Note who is a Non-U.S. Holder (as defined in the Notes) in order that every net payment of principal and interest on such Note and any other amounts payable on the Note, after witholding for certain U.S. taxes, will not be less than the amount provided for in such Note to be then due and payable. The Notes are also subject to redemption, at the Company's option, subject to certain conditions specified in the Notes, in the event the Company has or will become obligated or there is a substantial probability the Company will or may be required to pay such Additional Amounts.

         The offering will only be made by means of a prospectus, which may be obtained from Salomon Smith Barney Inc., 390 Greenwich Street, New York, New York, 10013. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

ITEM 7(C).  EXHIBITS.

    See Exhibit Index.


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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         WORLDCOM, INC.

Date:  May 22, 2000                      By: /s/ Scott D. Sullivan
                                         ---------------------------------------
                                                Scott D. Sullivan
                                             Chief Financial Officer


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                                  EXHIBIT INDEX

EXHIBIT NO.                     DESCRIPTION

1.1 Underwriting Agreement dated May 19, 2000, between WorldCom, Inc. ("WorldCom") and Salomon Smith Barney Inc. and the other firms named therein, acting severally on behalf of themselves as Managers and Underwriters and on behalf of the other several Underwriters, if any, named in the Terms Agreement

1.2 Terms Agreement, dated May 19, 2000, between WorldCom, and Salomon Smith Barney Inc. and the other firms named therein, acting severally on behalf of themselves as Managers and Underwriters and on behalf of the other several Underwriters named therein

4.1      Form of Floating Rate Note Due 2001

4.2      Form of 7.875% Note Due 2003

4.3      Form of 8.000% Notes Due 2006

4.4      Form of 8.25% Notes Due 2010

4.5 Indenture dated as of May 15, 2000 by and between WorldCom and Chase Manhattan Trust Company, National Association (incorporated herein by reference to Exhibit 4.1 to WorldCom's Registration Statement on Form S-3 (File No. 333-34578))

8.1      Opinion of Bryan Cave LLP as to certain tax matters